UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 22, 2011 (February 16, 2011)

Penn Virginia Resource Partners, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-16735	23-3087517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Radnor Corporate Center, Suite 500 100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 975-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed, Penn Virginia Resource Partners, L.P. (the “Partnership”), Penn Virginia Resource GP, LLC, (the “Partnership GP”), Penn Virginia GP Holdings, L.P. (“Holdings”), PVG GP, LLC (“Holdings GP”), and PVR Radnor, LLC (“Merger Sub”), a wholly owned subsidiary of the Partnership, entered into an Agreement and Plan of Merger, dated as of September 21, 2010 (the “Merger Agreement”), pursuant to which Holdings and Holdings GP will be merged with and into Merger Sub, with Merger Sub as the surviving entity (the “Merger”). Merger Sub will subsequently be merged with and into Partnership GP, with the Partnership GP being the surviving entity. The Merger Agreement is subject to customary closing conditions including, among other things, (i) the approval by the affirmative vote of the holders of a majority of Partnership common units outstanding and entitled to vote at a special meeting of the holders of the Partnership’s common units and (ii) the approval by the affirmative vote of the holders of a majority of Holdings common units outstanding and entitled to vote at a special meeting of the holders of Holdings common units. Each of the Partnership and Holdings convened its Special Meeting of Unitholders on February 16, 2011.

Item 5.07	Submission of Matters to a Vote of Security Holders.

A special meeting of the Partnership’s unitholders was held on February 16, 2011 (the “Partnership Special Meeting”) at which two matters were voted on and approved by the Partnership’s unitholders. The first matter voted upon was the approval and adoption of the Merger Agreement and the transactions contemplated thereby. The vote tabulation is set forth below:

For	Against	Abstain	Broker Non-Votes

35,308,687	342,388	181,358	None

The second matter voted upon was the approval and adoption of the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”). The vote tabulation is set forth below:

For	Against	Abstain	Broker Non-Votes

35,322,534	279,293	230,606	None

There were no broker non-votes with respect to either matter.

In connection with the Partnership Special Meeting, the Partnership also solicited proxies with respect to any proposal that may be presented to adjourn the Partnership Special Meeting to a later date, if necessary, in the event that there were insufficient votes in favor of any either of the preceding two proposals. The proposal, which was unnecessary in light of the Partnership’s unitholders’ approval and adoption of the Merger Agreement and the Partnership Agreement, was not submitted to the Partnership’s unitholders at the Partnership Special Meeting.

Item 8.01	Other Events.

Holdings has reported that a special meeting of Holdings’ unitholders was held on February 16, 2011 (the “Holdings Special Meeting”), at which Holdings’ unitholders voted on a proposal to adjourn the Holdings Special Meeting to approve the Merger Agreement and transactions contemplated thereby until a later date in order to solicit additional proxies from Holdings unitholders.

The Holdings proposals described in Holdings’ and the Partnership’s joint proxy statement/prospectus dated December 23, 2010 and joint proxy statement/prospectus supplement dated February 3, 2011 were not submitted for a vote of the Holding’s unitholders at the Holdings Special Meeting, and will be voted on at the reconvened Holdings Special Meeting. The Holdings Special Meeting is scheduled to reconvene on March 9, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENN VIRGINIA RESOURCE PARTNERS, L.P.

By:	Penn Virginia Resource GP, LLC, its General Partner

	BY:	/s/ Bruce D. Davis, Jr.
BRUCE D. DAVIS, JR.
Executive Vice President and General Counsel

Dated: February 22, 2011

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